Exhibit 99.1

The Simplicity Business of
Wilton Brands LLC
Combined Abbreviated Financial Statements as of
and for the nine-months ended September 30, 2017

The Simplicity Business Of Wilton Brands LLC Index
September 30, 2017
___________________________________________________________________________________________

Page(s)
Report of Independent Auditors	1-2

Combined Abbreviated Financial Statements

Combined Abbreviated Statement of Assets Acquired and Liabilities Assumed	3

Combined Abbreviated Statement of Revenues and Direct Expenses	4

Notes to the Combined Abbreviated Financial Statements	5-12

Report of Independent Auditors

To the Management of Wilton Brands LLC

We have audited the accompanying combined abbreviated financial statements of The Simplicity Business of Wilton Brands LLC (“The Simplicity Business”), which comprise the combined abbreviated statement of assets acquired and liabilities assumed as of September 30, 2017, and the related combined abbreviated statement of revenues and direct expenses for the nine month period then ended (collectively the “combined abbreviated financial statements”).

Management’s Responsibility for the Combined Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the combined abbreviated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined abbreviated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined abbreviated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined abbreviated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined abbreviated financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of The Simplicity Business of Wilton Brands LLC, as of September 30, 2017, and the results of its revenues and direct expenses for the nine month period then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying combined abbreviated financial statements were prepared in connection with Wilton Brand LLC’s divestiture of The Simplicity Business and, as described in Note 1, were prepared in accordance with an U.S. Securities Exchange Commission (“SEC”) waiver received by the buyer, for the purposes of the buyer complying with Rule 3-05 of the SEC’s

Regulation S-X. These combined abbreviated financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of The Simplicity Business of Wilton Brands LLC. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
December 19, 2017

The Simplicity Business Of Wilton Brands LLC
Combined Abbreviated Statement of Assets Acquired and Liabilities Assumed
As of September 30, 2017
(in thousands)
___________________________________________________________________________________________

ASSETS ACQUIRED
Cash and cash equivalents	$484
Accounts receivable, net	7,442
Inventories	24,540
Prepaid expense and other current assets	796
Total current assets	33,262

Property and equipment, net	8,778
Intangible assets, net	54,738
Other assets	309
Total assets	97,087

LIABILITIES ASSUMED
Current maturities of capital lease obligations	$124
Accounts payable	7,348
Accrued liabilities	4,092
Total current liabilities	11,564
Other liabilities	676
Total liabilities	12,240
NET ASSETS ACQUIRED	$84,847

The accompanying notes are an integral part of these combined abbreviated financial statements.

The Simplicity Business Of Wilton Brands LLC
Combined Abbreviated Statement of Revenues and Direct Expenses
For the nine months ended September 30, 2017
(in thousands)
__________________________________________________________________________________

REVENUES
Revenues	$64,452
DIRECT EXPENSES
Cost of revenues	33,325
Selling and marketing expenses	16,117
Warehouse and distribution expenses	7,024
General and administrative expenses	3,601
Depreciation and amortization	3,832
Tradename impairments	2,326
Foreign currency transaction gains	(341)
Total direct expenses	65,884
REVENUES LESS DIRECT EXPENSES	$(1,432)

The accompanying notes are an integral part of these combined abbreviated financial statements.

The Simplicity Business Of Wilton Brands LLC
Notes to the Combined Abbreviated Financial Statements
September 30, 2017
(in thousands)
___________________________________________________________________________________________

1.	Description of Transaction and Basis of Presentation

Description of Transaction
On November 3, 2017, Wilton Brands LLC and certain subsidiaries (“Wilton” or “Parent”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) to sell shares of certain dedicated foreign entities and certain assets and liabilities of certain shared domestic entities associated with its Simplicity business (“Simplicity”) to CSS Industries, Inc. (“CSS”) for $64,000, subject to certain purchase price adjustments. Wilton also entered into a transition services agreement to provide IT, distribution, finance and certain other support to CSS after close for a period of nine months. Simplicity is a supplier of sewing, needlecraft, fashion art and home décor products, including sewing patterns, quilting tools, decorative trims, tapes and ribbons, and small machines. The Simplicity’s portfolio of brands includes Simplicity, Boye, Wrights, Bondex, Dimensions, and Perler. These proprietary brands are complemented by licensing relationships such as Project Runway, Cynthia Rowley, and American Girl. Simplicity’s products are primarily sold in North America, with less significant presence in Europe, Asia, Australia, and Central and South America.

Basis of Presentation
The accompanying combined abbreviated financial statements, which include the combined abbreviated statement of assets acquired and liabilities assumed and the combined abbreviated statement of revenues and direct expenses of Simplicity, were prepared based on the Agreement with Wilton and CSS and for the purpose of complying with Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”) (“Rule 3-05”). These combined abbreviated financial statements were prepared in accordance with an SEC waiver received by CSS for the purpose of CSS complying with Rule 3-05. These combined abbreviated financial statements are not intended to be a complete presentation of Simplicity’s financial position, results of operations or cash flows.

Wilton believes it is impracticable to prepare full stand-alone or carve-out financial statements for Simplicity in accordance with Regulation S-X of the SEC for the following reasons:

•	Simplicity has not historically been accounted for as a separate entity, subsidiary or division of Wilton.

•	Wilton did not manage Simplicity as a stand-alone business, nor have stand-alone financial statements of Simplicity ever been prepared previously.

•	Wilton has not historically allocated any of the following to Simplicity:

◦	Expense associated with shared warehouse, distribution, customer service, and inventory management functions provided by Wilton to Simplicity,

◦	Expense associated with corporate support, including information technology, finance, human resource, legal, executive and other corporate support provided by Wilton to Simplicity, or

◦	Interest expense.

•
All cash flow requirements of the various activities and locations comprising Simplicity are funded by Wilton and Simplicity does not have stand-alone cash management functions in the United States. In addition, Simplicity does not maintain separate cash balances (other than insignificant balances for certain foreign operations). Major sources of cash come from the sale of products. Major uses of cash are for the purchase of inventories, sales and marketing related expenses and employee related costs.

•
Cash flow information, historical equity and intercompany balances and related allocation of various corporate expenses are not readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X of the SEC. The combined abbreviated financial statements which represent the Simplicity business subject to the sale under the Agreement have been derived from the financial statements and accounting records of Wilton and are not necessarily indicative of the results that would have been achieved if Simplicity had operated as a separate, stand-alone business because we have omitted various operating costs including historical corporate allocations, interest and income tax expense. All intercompany accounts and transactions have been eliminated.

There are two types of direct expenses presented: specifically identifiable expenses and allocated expenses. Specifically identifiable expenses primarily include cost of goods sold, freight, selling and marketing, sourcing and logistics, and certain distribution and general and administrative costs. Allocated direct expenses primarily relate to certain warehouse, distribution, customer service and inventory management costs which were shared with the Parent and which relate directly to the revenue producing activities of Simplicity.

These shared costs were allocated to Simplicity based on proportional domestic sales and are deemed to represent a reasonable estimate of the cost of services provided to Simplicity by the Parent. Management believes the allocation of these costs was made using assumptions and methodologies which were reasonable. However, such allocations may result in a level of actual expense that may not be indicative of the actual level of expense that would have been incurred by Simplicity if it had operated as a stand-alone business during the period presented.

The total and breakdown of costs allocated to Simplicity during the period presented was:

Cost of revenues	$508
Warehouse and distribution	4,812
Selling and marketing	466
Total	$5,786

There was no direct interest expense incurred by or allocated to Simplicity; therefore, no interest expense is reflected in these combined abbreviated financial statements. Additionally, the accounting goodwill related to Simplicity is excluded from the Agreement and therefore, no goodwill has been reflected in these combined abbreviated financial statements.

2.	Summary of Significant Accounting Policies

Accounting Policies and Use of Estimates
The preparation of the combined abbreviated financial statements in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") requires management to make estimates and assumptions that may affect the reported amounts of the assets acquired, liabilities assumed, revenues, direct expenses and related disclosures during the period being presented. Management bases its estimates on historical experience and various other assumptions it believes to be reasonable. Components of these combined abbreviated financial statements particularly subject to estimation include the allocation of certain direct expenses such as facility costs that have not historically been allocated to Simplicity. Also subject to estimation is the fair value and useful lives of intangible assets, the valuation of inventory, certain accrued liabilities and other indefinite lived intangible impairment evaluations. Actual results may differ from management's estimates.

Accounts Receivable and Allowance for Doubtful Accounts
Simplicity extends credit to its customers, based upon credit evaluations, in the normal course of business. Terms range from 10 to 90 days. Bad debts are provided for on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. This allowance amounted to $79 as of September 30, 2017. Accounts are written off when they are deemed uncollectible. Simplicity does not require collateral from its customers.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and bank overdrafts.

Inventories
Inventories, which principally consist of finished goods, are stated at the lower of cost or net realizable value using a first-in, first-out basis.

Property and Equipment
Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Asset Category	Estimated Useful Life
Machinery and equipment	3-10 years
Merchandise display units	2 years
Leasehold improvements	Shorter of lease term or 10 years
Furniture and fixtures	3-10 years
Capitalized mold costs	3 years

Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reflected in general and administrative expenses.

Long-Lived Assets
Simplicity reviews property and equipment and other long-lived assets annually for impairment and whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment of finite-lived long-lived assets is tested by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the assets. Identifiable cash flows are measured at the lowest level for which such cash flows are largely independent of the cash flows of other groups of assets and liabilities. If these assets are determined to be impaired, the amount of impairment recognized is the amount by which the carrying amount of the assets exceeds their fair value. Fair value is generally determined by market value, appraisals or sales prices of comparable assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Intangible Assets
Definite-lived intangible assets are amortized over their estimated useful lives on a straight-line basis and are tested for impairment whenever events or circumstances change. Intangible assets with indefinite useful lives are not amortized, but are required to be tested at least annually (or upon the occurrence of a triggering event) for impairment. The fair value of Simplicity’s tradenames was determined using a relief from royalty analysis under the cost approach. Simplicity tests the trade names for impairment by estimating the fair value using the discounted cash flows associated with future royalty payments.

Postretirement Benefits Other Than Pensions
Simplicity provides health care benefits for certain eligible retired domestic employees. The obligations of these plans are unfunded. Part of the costs for the health care benefits is paid by the employees. Simplicity accounts for postretirement benefits in accordance with ASC 715, “Compensation – Retirement Benefits”.

Fair Value of Financial Instruments
Simplicity’s material financial instruments consist primarily of accounts receivable, accounts payable and accrued expenses. The fair values of accounts receivable, accounts payable and accrued expenses are equal to their carrying values based on their liquidity.

Revenue Recognition, Trade Promotions and Discard Allowances
Simplicity recognizes revenue when persuasive evidence of an arrangement exists, title and risk of loss has transferred and delivery occurs (based upon shipping terms), pricing is fixed or determinable and collection, in management’s judgment, is reasonably assured. Sewing patterns are distributed to major customers on a consignment basis with revenue recognized at the time of sale by the retailer.

Trade promotions, consisting of customer pricing allowances, merchandising funds (cooperative funds), discounts and volume rebates, are offered through various programs to customers and consumers. Sales are recorded net of estimated trade promotion spending, which is recognized as incurred, generally at the time of the sale. Most of these trade promotional arrangements have terms of less than one year. The trade promotions are estimated based on provisions of contractual arrangements and historical experience.

Simplicity offers a discard allowance to one of its customers to assist with the introduction of new product placement. A reserve is established for estimated discard credits based on new product placements. Sales are recorded net of the discard reserve, which is estimated based on the contractual arrangement and historical experience.

Shipping and Handling Costs
Simplicity accounts for shipping and handling billed to customers as revenues and shipping and handling costs paid by Simplicity as selling and marketing expense. Shipping and handling costs paid by Simplicity for the nine-months ended September 30, 2017 was $1,995.

Advertising Costs
Advertising costs are expensed as incurred and are classified as selling and marketing expense. Such expense for the nine-months ended September 30, 2017 was $1,513.

Foreign Currency
Simplicity has foreign currency transactions with certain customers and vendors. These transactions are recorded at the exchange rate in effect at the date of the transaction and an exchange gain or loss is recognized upon settlement of the transaction.

3.	Property and Equipment, Net

The following is a summary of property and equipment, net as of September 30, 2017:

Machinery and equipment	$7,448
Merchandise display units	2,126
Leasehold improvements	2,399
Furniture and fixtures	784
Capitalized mold costs	242
Projects in progress	241
Total	13,240

Less: Accumulated depreciation	(4,462)

Net Property and equipment	$8,778

Simplicity’s property and equipment includes $955 of assets under capital leases as of September 30, 2017. Accumulated depreciation recorded on these assets was $816 as of September 30, 2017.

Simplicity incurred depreciation expense of $792 for the nine-months ended September 30, 2017.

4.	Intangible Assets

The following is a summary of intangible assets at September 30, 2017:

		Gross			Net
	Amortization	Carrying		Accumulated	Book
	Period	Amount	Impairment	Amortization	Value
Customer relationships	13-15 years	$54,688	$—	$21,278	$33,410
Tradenames	Indefinite	23,654	2,326	—	21,328
	Total	$78,342	$2,326	$21,278	$54,738

Simplicity incurred amortization expense on intangibles in the amount of $3,039 for the nine-months ended September 30, 2017.

Anticipated amortization expense is $1,012 for the fourth quarter of 2017 and $4,049 for each of the next five calendar years.

Impairment
Based upon its September 30, 2017 impairment test over intangible assets, the Company’s indefinite lived tradenames were impaired by $2,326 at September 30, 2017 because their carrying value exceeded their fair value as determined under the relief of royalty method using the income approach valuation model. The income approach valuation model relies upon assumptions regarding a reasonable royalty rate, forecasted revenues and an appropriate discount rate. The royalty rate the Company used is based on the assumption that an outside third party would be willing to pay in order to enjoy the benefits of the asset. The royalty rate was selected based on the strength in the marketplace, underlying profitability of the Company’s products and comparable royalty agreements. Forecasted revenue considers current economic conditions and estimated future demands. Revenue growth rates inherent in the forecasts are based on input from internal and external research that compare factors such as regional trends, product evolution and macroeconomic factors. The discount rate selected represents the estimated cost of equity capital, which reflects the overall level of inherent risk involved in its operations and the expected return on a common stock investment an outside investor would expect to earn.

The impairment is a result of missed sales forecasts in 2017 and a decrease in future forecasted revenues in the impairment assessment. The missed sales forecasts in 2017 were a result of missed sales goals, coupled with softness in the patterns and crafting markets overall. The future forecasted revenues were revised to reflect these macroeconomic trends.

5.	Accrued Liabilities

Accrued liabilities consist of the following at September 30, 2017:

Trade promotional accruals	$1,793
Employee-related	665
Royalties	552
Other	502
Discard reserve	580
Total	$4,092

6.	Employee Benefit Plans

The Parent maintains a 401(k) plan which covers substantially all full-time and part-time domestic employees, including dedicated employees of Simplicity. Under the 401(k) Plan participants become eligible to participate in the plan on the first day of the month following commencement of employment. Participants become fully vested in Simplicity’s contributions to the plan upon (1) normal retirement, defined as age 60 in the plan, (2) death or disability, or (3) completion of five years of continuous service with Simplicity.

Contributions to the 401(k) Plan include a non-discretionary matching contribution of 40 cents on the dollar up to a maximum employee contribution of 5% of earnings. In addition, the 401(k) Plan permits a discretionary profit sharing contribution each year to participants who are employed on December 31 and work a minimum of 1,000 hours in the calendar year, which if made is allocated among participants in proportion to their calendar year earnings. Simplicity expensed $182 under the 401(k) Plan for the nine-months ended September 30, 2017.

Simplicity also has an unfunded non-qualified defined contribution Supplemental Executive Retirement Plan (the “SERP”) for certain key employees. This SERP was discontinued in September 1998. Benefits earned under this plan were generally determined as a percentage of each participant’s annual salary. The total obligation as of September 30, 2017 was $406.

On a restricted basis, Simplicity provides health care benefits to certain former employees of collective bargaining units after they retire if eligibility requirements are met. The unfunded benefit obligation was $173 for the nine-months ended September 30, 2017.

7.	Commitments and Contingencies

Leases
Simplicity has various operating and capital leases for facilities, information technology, warehouse and office equipment.

The following is a schedule of future minimum annual payments required under leases that have remaining noncancelable lease terms in excess of one year as of September 30, 2017:

	Capital	Operating
Remainder 2017	$57	$925
2018	72	3,034
2019	8	2,923
2020	8	1,435
2021	—	1,385
2022	—	1,380
2023 and thereafter	—	5,619
	145	$16,701
Less: Amount representing interest	4
Less: Current maturities	124
Long-term maturities	$17

Rent expense, including real estate taxes and common area maintenance, for facilities and equipment was $3,253 for the nine-months ended September 30, 2017.

Minimum Royalty Payments
Simplicity enters into license agreements with consumer products companies and entertainment organizations, designers and others for the use of intellectual properties in its products. Certain of these agreements contain provisions for the payment of guaranteed or minimum royalty amounts.

Total royalty expense for all licenses was $1,731 for the nine-months ended September 30, 2017 and is included in selling and marketing expenses.

Subject to the terms of its license agreements, Simplicity is obligated to pay the following minimum royalty amounts:

Remainder 2017		$248
2018		628
2019		64
	Total minimum payments	$940

Legal
Simplicity is periodically a defendant in cases that arise in the normal course of business. While any pending or threatened litigation has an element of uncertainty, Simplicity believes that the outcome of these lawsuits or claims, individually or combined, will not materially affect its financial position, the results of its operations or cash flows.

8.	Concentration of Credit Risk

Simplicity’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. Simplicity believes it is not exposed to any significant credit risk on cash and cash equivalents. Concentration of credit risk with respect to accounts receivable is limited as Simplicity performs on-going credit evaluations of its customers although it generally does not require collateral.

Simplicity had three customers that represented 36%, 25%, and 16%, respectively, of total sales for the nine-months ended September 30, 2017 and 18%, 19% and 4%, respectively, of the total accounts receivable balance as of September 30, 2017. These three customers are long-standing of Simplicity.

9.	Subsequent Events

As noted in Note 1, Simplicity was sold on November 3, 2017. Simplicity has evaluated subsequent events and transactions for potential recognition or disclosure through December 19, 2017, the date the combined abbreviated financial statements were available to be issued.